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                                                                    EXHIBIT 10.7


THIS CONSULTANCY CONTRACT is made on the 1 day of December, 1997


BETWEEN


(1)      deCODE genetics, Inc., a Delaware
         Corporation with its principal place of business at Lynghals, 1
         110 Reykjavik
         Iceland ("Company")


(2)      Vane Associates, a partnership,
         "White Angles"
         7 Beech Dell
         Keston Park
         Keston
         Kent BR2 6EP
         Great Britain ("Consultant")


IT IS AGREED:


ENGAGEMENT OF SERVICES

         Consultant shall procure that Professor Sir John Vane ("Sir John Vane") acts as directors and will serve as a member of the Company's Board of Directors (the "Board") and perform the duties of a director, in accordance with the Company's Amended and Restated Articles of Incorporation, Bylaws, and the general Corporation Law of Delaware (the "Services"). The Services will take place from time to time as reasonably requested by the Company at times mutually acceptable to Consultant and the Company at meetings in either Reykjavik or, occasionally, in Boston, Massachusetts and by reviewing and, if thought fit, executing written consents that may be submitted to members of the Board from time to time. Sir John Vane may participate in such meetings by teleconference. It is anticipated that the Board will meet approximately five times per year and have approximately five written consents to review and sign, if thought fit, and that Sir John's time commitment per year to the Company shall not materially exceed that number of days.


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2.      COMMENCEMENT

        This Agreement shall be deemed to commence with effect from 27 October 1997 and shall continue until the close of business on the third anniversary of the date of this Agreement and thereafter until terminated by either party upon 90 days written notice to the other.

3.       COMPENSATION

3.1 In consideration of the Consultant's Services and subject to approval by the Company's Board of Directors, which shall pay to Vane Associates $2,000 per day for each Board Meeting that Sir John Vane attends and shall issue (being each 12 monthly period this Agreement subsists) each year at monthly intervals to Vane Associates nonstatutory stock options (the "Options") to purchase up to 15,000 shares of common stock of the Company in each year at a price equal to its fair market value on the date of grant pursuant to the terms of the Company's 1996 Equity Incentive Plan for each of the next four years, provided that Sir John Vane continues to serve as a director of the Company at the time the Options are to be issued. The Options will vest monthly during each year or part year of this Agreement.

3.2 The Company will also reimburse Vane Associates for reasonable travel lodging food and other incidental expenses incurred by Consultant in performing the Services under this Agreement (including travelling to and from Board Meetings). Consultant agrees to provide the Company with appropriate receipts or other relevant documentation for all such costs as part of any submission for reimbursement.

4.       FEES

4.1 The Consultant will be entitled to receive the fee referred to above per meeting or teleconference or agreed day's services of the Company attended by Sir John Vane payable to its account at

         Midland Bank Plc
         31 Holborn
         London EC1N 2HR, Great Britain

         Sort Code:  40-03-28
         Account No:  41187805

         payable in full without deduction for bank transfer changes within 28 days of each meeting;


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5.       EXPENSES

5.1 Company will reimburse the Consultant's first class travel and out-of-pocket disbursements on behalf of Sir John Vane for travel, accommodation and incidental expenses made on behalf of or for the benefit of Company including travelling to and from Company meetings which shall be billed to Company at cost as incurred and shall be supported by appropriate receipts and other relevant documentation.

5.2 Company agrees to reimburse the Consultant all its legal expenses in reviewing, negotiating and amending this Agreement and the associated Indemnity Agreement.

6.       COPYRIGHT

6.1 All copyrights and/or design rights in any work created in the course of or under this Agreement shall belong to Company save for papers the Consultant and/or Sir John Vane publishes and lectures or delivers where the copyright and right to copyright become a moral right and a right to use, deliver and exploit which shall belong to the Consultant and /or Sir John Vane.

6.2 For the avoidance of doubt Company, acquires no rights to any copyright, design rights, moral right, patents or similar intellectual property rights arising in the course of the Consultant's or Sir John Vane's work under any other consultancies or appointments held from time to time.

6.3 Sir John Vance and consultant shall execute Non-Disclosure Agreements in favour of Company in the form attached hereto as Exhibit A.

7.       ACKNOWLEDGEMENT AND ASSIGNMENT

7.1 It is agreed that this Agreement shall enure for the benefit of and be enforceable by the Consultant and its successors in title.

7.2 This Agreement is not assignable by either party without the prior written approval of the other.

8.       AMENDMENTS

         Changes, amendments and supplements to this Agreement must be made in writing and signed by the parties.

9.       GOVERNING LAW

9.1      This Agreement shall be governed by the laws of England.


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9.2      By their execution of this agreement, the parties hereby irrevocably agree to submit to the exclusive jurisdiction of the English Courts.

10.      TERMINATION

10.1 This Agreement may be terminated by either party without liability to the other on 90 days written notice to expire no earlier than the close of business on the third anniversary of this Agreement.

10.2 If either party is in breach of any provision of this Agreement, the non-breaching party may in writing give the allegedly breaching party written notice to cure or remedy such breach within 28 days of receipt of such written notice. If the allegedly breaching party has not cured or remedied the alleged breach within that period, then this Agreement may be terminated forthwith upon further written notice.

10.3 The Company shall ensure that the Consultant is reimbursed for the consultants fees and expenses down to the date of termination howsoever arising without set-off or deduction.

11.      PRE-EXISTING AGREEMENTS

         This Agreement is subject to the understanding that the consultant and/or Sir John Vane are contracted to and affiliated with various organizations and other companies and may from time to time become contracted to and affiliated with other similar organizations and other companies, including but without limitation on an equity investment basis (collectively, the "Affiliated Entities"). It is particularly understood that the Consultant and/or Sir John Vane are required to fulfil certain obligations to the Affiliated Entities pursuant to the guidelines or the policies if any, adopted by the Affiliated Entities or pursuant to a contract entered into with such Affiliated Entities.

12.      INDEMNITY AGREEMENT

         In connection with this Agreement, Sir John Vane and the Company have
         executed that certain Indemnity Agreement, dated as             1997.

13.      NOTICES

         Any notice required or permitted to be given under this Agreement shall be in writing and shall be deemed effectively served upon personal delivery or upon delivery by courier or 7 days after posting by certified mail if sent from the USA or by registered post if sent from England, in either case sent by express pre-paid air, addressed to the other party at its address as shown above or to such other address as such party may designate in writing for the purpose of this Agreement from time to time.


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  /s/ Kari Stefansson                   /s/ Sir John Vane
  ---------------------                 ---------------------
  Company                               Consultant



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                              DECODE GENETICS, INC.
                            (A DELAWARE CORPORATION)

          NONDISCLOSURE AGREEMENT FOR MEMBERS OF THE BOARD OF DIRECTORS


         In connection with your review of certain confidential information of DECODE GENETICS, INC. (the "Company") as a member of the Company's Board of Directors, we ask that you read and accept the following conditions concerning the Company's disclosure of such information to you:

         "Proprietary Information" shall mean all information obtained by you from or disclosed to you by the Company (I) which relates to the Company's past, present or future research, development or business activities or the results of such activities or (ii) which the Company has received from others and is obligated to treat as confidential or proprietary. Proprietary Information shall not include information previously known to you or publicly disclosed without breach of an obligation of confidentiality, either prior or subsequent to your receipt of such information. You agree that you shall hold all Proprietary Information in confidence and shall not use any Proprietary Information except as may be authorized by the Company in writing. You shall not disclose any such Proprietary Information to any person by publication or otherwise. You further agree that at any time upon request of the Company, you shall return to the Company any and all written or descriptive matter including, but not limited to, financial information, descriptions or other papers or documents that contain any such Proprietary Information, together with all copies thereof. You acknowledge the receipt of consideration.

         If the foregoing reflects your understanding, please sign this Agreement in the space provided below.

                                         Accepted and Agreed to:


  1 December 1997                          /s/ John Vane
                                           ------------------------------
  [Date]                                   [Signature]

                                           Sir John Vane
                                           ------------------------------
                                           [Print Name]

                                           White Angles 7 Beech Dell
                                           ------------------------------

                                           Keston Kent UK
                                           ------------------------------
                                           [Address]





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                        AMENDMENT TO CONSULTANCY CONTRACT

         This Amendment to Consultancy Contract (this "Amendment") is entered into as of this 1st day of December, 1997 by and among deCODE genetics, Inc., a Delaware Corporation having its principal place of business at Lynghalsi 1, 110 Reykjavik, Iceland (the "Company"), Vane Associates, a partnership having its principal place of business at 7 Beech Dell, Keston Park, Keston, Kent BR26EP, Great Britain (the "Consultant") and Sir John Vane, having an address of 7 Beech Dell, Keston Park, Keston, Kent BR26EP, Great Britain.

                             PRELIMINARY STATEMENTS

         A. The Company and the Consultant have entered into that certain Consultancy Contract (the "Contract") dated as of December 1, 1997 pursuant to which the Consultant has agreed to provide consulting services to the Company.

         B. Section 3.1 of the Contract provides for the payment of certain fees and the issuance of options to purchase the Company's common stock to the Consultant as compensation for the Consultant's services.

         C. The Company and the Consultant wish to amend Section 3.1 of the Contract as provided herein.

         NOW, THEREFORE, in consideration of the foregoing statements and the mutual covenants and agreements of the parties contained in this Amendment, the parties hereto agree as follows:

         1. Section 3.1 of the Contract is hereby deleted in its entirety and replaced with the following paragraphs:

         "3.1 In consideration of the Consultant's Services and subject to approval by the Company's Board of Directors, which shall be confirmed to Consultant prior to commencement, the Company shall pay to Vane Associates $2,000 per day for each Board Meeting that Sir John Vane ("Sir John") attends and shall issue to Sir John, on the date of this agreement, and on each of the subsequent three anniversaries of this agreement, an option to purchase up to 15,000 shares of Common Stock of the Company (the "Options"), provided that Sir John continues to serves as a director of the Company at the time the Options are to be issued.

         "3.2 The Options shall be nonstatutory stock options, issued outside of the Company's 1996 Equity Incentive Plan, and shall have an exercise price equal to the fair market value of the Company's Common Stock on each date of grant. The Options shall vest immediately upon grant thereof.

                                      -1-
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         "3.3     In consideration of the exercise price of the Options, and in the event that Sir John elects a deferred payment arrangement as the method of payment Sir John shall (1) deliver payment to the Company in an amount equal to the par value of the shares of stock received upon exercise of the Options, and (2) execute and deliver a nonrecourse promissory note, in form and substance mutually agreeable to the parties (the "Note") to the Company as payment for the remainder of the exercise price of such Options. The Note shall be secured by a pledge to the Company of the shares purchased upon exercise of the Options, as evidenced by a pledge agreement to be entered into by the Company and Sir John, in form and substance mutually agreeable to the parties (the "Pledge Agreement"). Further, in the case of any event of default under the Note, the Company's exclusive remedy under the Note and Pledge Agreement shall be the return of any shares of stock subject to the Pledge Agreement having a fair market value equal to the then outstanding principal balance of the Note, to the Company's treasury."

         2.       Section 3.2 of the Contract shall be renumbered as Section 3.
                  4.

         3. Except as specifically provided herein, the Contract shall be unaffected by this Amendment and shall continue in full force and effect. Unless otherwise expressly provided herein, the capitalized terms used in this Amendment without further definition have the meanings ascribed thereto in the Contract.

                                      *****

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         IN WITNESS WHEREOF, each of the parties hereto has caused to be executed by its duly authorized representative this Amendment to Consultancy Contract as of the date first set forth above.

                                            deCODE genetics, Inc.


                                            By:  /s/ Kari Stefansson
                                                 -------------------
                                                    Kari Stefansson
                                                    President

                                            VANE ASSOCIATES, a partnership

                                            By:   /s/ John Vane
                                                  ----------------
                                            Name: Sir John Vane

                                            Title:


                                                  /s/ John Vane
                                                  ---------------
                                                  Sir John Vane





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